Calculation of Filing Fee Tables
S-3
Bloom Energy Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A common stock, par value $0.0001 per share	457(a)	3,531,073	$ 211.25	$ 745,939,171.25	0.0001381	$ 103,014.20
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 745,939,171.25		$ 103,014.20
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 103,014.20
Offering Note
[1]	(1) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-282117), filed with the Securities and Exchange Commission on September 13, 2024. The number of shares of the registrant's Class A common stock, $0.0001 par value per share (the "Class A common stock") being registered consists of 3,531,073 shares of Class A common stock issuable upon the exercise of a warrant to purchase shares of Class A common stock. Pursuant to Rule 416 under the Securities Act, the shares of Class A common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of Class A common stock being registered hereunder as a result of any stock dividend, stock split, recapitalization or similar transaction. (2) The Proposed Maximum Offering Price Per Unit is estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, on the basis of the average of the high and low prices for a share of the registrant's Class A Common Stock as reported on the New York Stock Exchange on April 20, 2026, which date is within five business days prior to the filing of this prospectus supplement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $745,939,171.25. The prospectus is a final prospectus for the related offering.